Oppenheimer Large Cap Growth Fund

                          Annual Report July 31, 2000

                                   CORRECTION

The graph below replaces the performance graph for Class B shares on page 8 of your report.

Class B Shares
Comparison of Change in Value of $10,000 Hypothetical Investments in:

               Oppenheimer Large Cap Growth Fund (Class B)  S&P 500 Index  Russell 1000 Growth Index
3/1/99         10000                                        10000          10000
               10525                                        10803          10540
7/31/99        11345                                        10786          10584
               11641                                        11099          11326
               12702                                        11388          12561
               14095                                        11896          13446
7/31/00        13520                                        11753          13164


Average Annual Total Return of Class B Shares of the Fund at 7/31/00(1) 1-Year 17.70% Life 23.73%


1. See page 10 for further details.


8 | OPPENHEIMER LARGE CAP GROWTH FUND